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                                   NOTICE OF
                              GUARANTEED DELIVERY

       TO TENDER AND CONSENT TO CERTAIN INDENTURE AMENDMENTS WITH RESPECT
         TO 12% SUBORDINATED PAY-IN-KIND DEBENTURES DUE MARCH 15, 2002
                          ("SUBORDINATED DEBENTURES")
                                       OF
                          KOLL REAL ESTATE GROUP, INC.
                            (CUSIP NO. 097679 AB 0)
                 PURSUANT TO THE PROXY STATEMENT/PROSPECTUS AND
                              DISCLOSURE STATEMENT
                            DATED             , 1997

               THE OFFER TO EXCHANGE WILL EXPIRE AT 12:00 MIDNIGHT
                  EASTERN DAYLIGHT TIME, ON JUNE   , 1997 (THE
                      "EXPIRATION DATE"), UNLESS EXTENDED.

    HOLDERS OF SUBORDINATED DEBENTURES MUST TENDER THEIR SUBORDINATED DEBENTURES
AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE
EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE OFFER CONSIDERATION. TENDERED
SUBORDINATED DEBENTURES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME
PRIOR TO 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON THE EXPIRATION DATE, BUT NOT
THEREAFTER. THE EXCHANGE OFFER IS CONDITIONED UPON THE SATISFACTION OF CERTAIN
CONDITIONS, INCLUDING, AMONG OTHER THINGS, THE VALID TENDER OF AT LEAST 90% IN
AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING DEBENTURES OF KOLL REAL ESTATE
GROUP, INC. (THE "COMPANY"), OWNED BY PERSONS OTHER THAN THE COMPANY, ITS
SUBSIDIARIES AND CERTAIN OF THEIR AFFILIATES.

    As set forth in the Proxy Statement/Prospectus and Disclosure Statement
dated April   , 1997 (the "Prospectus") under the captions "The Exchange
Offers-Procedure for Tendering Outstanding Debentures and Giving Consents" and
"--Guaranteed Delivery Procedures" and the accompanying Consent and Letter of
Transmittal and "Instruction 2" thereto, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Exchange Offer and deliver a Consent if (i) certificates representing the Subordinated
Debentures are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit a holder's Consent and Letter of Transmittal, certificates or other required documents to reach the Exchange Agent on or prior to the Expiration Date. This
Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

    The Exchange Offers and the Consent Solicitations are not being made to (nor will the surrender of Subordinated Debentures be accepted from or on behalf of) holders of Subordinated Debentures in any jurisdiction in which the making or acceptance of the Exchange Offers or the Consent Solicitations would not be in compliance with the laws of such jurisdiction.

    The Exchange Agent for the Exchange Offers and Consent Solicitation is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
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
                           BY MAIL:                                              BY HAND/OVERNIGHT DELIVERY:
                        P.O. Box 3301                                                    120 Broadway
                  South Hackensack, NJ 07606                                              13th Floor
                  Attn: Reorganization Dept.                                       New York, New York 10271
                                                                                  Attn: Reorganization Dept.


                   FACSIMILE TRANSMISSION:                                          CONFIRM BY TELEPHONE:
               (FOR ELIGIBLE INSTITUTIONS ONLY)                                         (201) 296-4860
                        (201) 329-8936

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER,
OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
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    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE
CONSENT AND LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE
INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST
APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE CONSENT AND
LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    Upon the terms and subject to the conditions set forth in the Prospectus, the undersigned hereby tender(s) to the Company, and thereby delivers to the Company Consents with respect to, the principal amount of Subordinated
Debentures set forth on page 3 hereof, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange
Offers-Guaranteed Delivery Procedures."

    The undersigned understands that holders of Subordinated Debentures who tender Subordinated Debentures are obligated to consent to the Proposed
Amendments as described in the Prospectus under the caption "Proposed Amendments to Indentures," and, accordingly, the undersigned hereby consents to the Proposed Amendments and acknowledges that tendering such Subordinated Debentures in accordance with the Exchange Offers constitute a Consent with respect to such Subordinated Debentures.

    The undersigned understand(s) that Consents may be revoked, and tenders of Subordinated Debentures may be withdrawn, by written notice of withdrawal received by the Exchange Agent at any time prior to 12:00 Midnight, Eastern
Daylight Time, on the Expiration Date. A valid withdrawal of tendered
Subordinated Debentures prior to 12:00 Midnight, Eastern Daylight Time, on the
Expiration Date will constitute the concurrent valid revocation of such holder's related Consent. In order for a holder to revoke a Consent, such Holder must withdraw the related tendered Subordinated Debentures. In the event of a termination of the Exchange Offers, the Subordinated Debentures tendered pursuant to the Exchange Offers will be returned to the tendering holders promptly (or, in the case of Subordinated Debentures tendered by book-entry transfer, such Subordinated Debentures will be credited to the account maintained at DTC from which such Subordinated Debentures were delivered). If the Company makes a material change in the terms of the Exchange Offers or Solicitation or the information concerning the Exchange Offers or Consent
Solicitations, the Company will disseminate additional Exchange Offers and Consent Solicitations materials and extend the Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended prior to the Expiration Date in a manner determined by the Company to constitute a material adverse change to the holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit holders to revoke their Consents and withdraw their Subordinated Debentures.

    Subject to and effective upon acceptance for exchange of the Subordinated
Debentures tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Subordinated Debentures tendered hereby. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's Consent to the Proposed Amendments with respect to the Senior
Debentures tendered hereby. The undersigned understands that within three (3) business days from the execution hereof the Exchange Agent must receive (i) the certificates for the tendered Subordinated Debentures, in proper form for transfer, together with a duly executed and properly completed Consent and Letter of Transmittal, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or (ii) a book-entry transfer confirmation of the transfer into the Exchange Agent's account at DTC and an Agent's Message stating that the undersigned has agreed to be bound by the terms of the Consent and Letter of Transmittal.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors,

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administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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
PLEASE SIGN AND COMPLETE

Certificate No(s). of Subordinated
Debentures

(if available)                                Name(s) of Registered Holder(s)
Principal Amount of Subordinated Debentures
Tendered                                      Address(es)
If Subordinated Debentures will be delivered
by book-entry transfer at The Depository
Trust Company, please provide the following:
Transaction Code No.                          Signature(s) of Registered Holder(s)
Depository Account No.                        or Authorized Signatory
Area Code and Tel. No.

     HOLDERS WHO TENDER SUBORDINATED DEBENTURES ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. DELIVERY OF SUBORDINATED DEBENTURES PURSUANT TO THIS NOTICE OF GUARANTEED DELIVERY WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH SUBORDINATED DEBENTURES.

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Subordinated Debentures exactly as their name(s) appear(s) on the Subordinated Debentures or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of the Subordinated Debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

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
PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s)

Capacity

Address(es)

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with Subordinated Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Subordinated Debentures into the Depositary's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Statement) and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

                Name of Firm                               Authorized Signature

                                               Name
                   Address                                 Please Type or Print

City                    State       Zip Code                       Title

Area Code and Telephone No.                    Date

              DO NOT SEND SUBORDINATED DEBENTURES WITH THIS FORM.
  ACTUAL SURRENDER OF SUBORDINATED DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED CONSENT AND LETTER
                OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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